UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2011

FNB United Corp.

(Exact name of registrant as specified in its charter)

North Carolina	000-13823	56-1456589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 South Fayetteville Street, Asheboro, North Carolina		27203
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (336) 626-8300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

On August 12, 2011, FNB United Corp. (the “Company”) entered into an exchange agreement (the “Exchange Agreement”) with the United States Department of the Treasury (the “Treasury”), pursuant to which the Treasury agreed, subject to the terms and conditions in the Exchange Agreement, to exchange 51,500 shares of the Company’s preferred stock designated as Fixed Rate Cumulative Preferred Stock, Series A, having a liquidation amount of $1,000 per share, held by the Treasury, for that number of shares of common stock of the Company having a value (valued at $0.16 per share) equal to the sum of 25% of the aggregate liquidation value of the preferred stock plus 100% of the amount of accrued and unpaid dividends on the preferred stock as of the closing date of the Company’s proposed merger with Bank of Granite Corporation (the “TARP Exchange”). The Exchange Agreement is attached as Exhibit 10.1.

As part of the terms of the Exchange Agreement, the Company also agreed to amend and restate the terms of the warrant dated February 13, 2009 that entitles the Treasury to purchase shares of common stock of the Company. The form of amended and restated warrant (the “Amended Warrant”), which will be issued concurrently with the TARP Exchange, will, among other things, entitle the Treasury to purchase 2,207,143 shares of common stock of the Company (subject to adjustment), extend the term of the warrant and reduce the initial exercise price to $0.16 per share (subject to adjustment). The form of Amended Warrant is attached as Exhibit 10.2.

As previously reported, entry into the Exchange Agreement is a condition to closing of the transactions contemplated by separate investment agreements the Company has entered into with an affiliate of The Carlyle Group and affiliates of Oak Hill Capital Partners and subscription agreements the Company has entered into with certain additional investors (collectively with The Carlyle Group and Oak Hill Capital Partners, the “Investors”), pursuant to which each Investor agreed, subject to certain conditions, to purchase common stock of the Company as part of the Company’s expected $310 million capital raise. The transactions contemplated by the Exchange Agreement would close simultaneously with the transactions contemplated by the investment agreements and subscription agreements.

The foregoing descriptions of the Exchange Agreement and Amended Warrant do not purport to be complete, and are qualified in their entirety by reference to such agreements, which are filed as exhibits to this Form 8-K and are incorporated into this Item 1.01 by reference.

Item 3.02. Unregistered Sales of Equity Securities

The information set forth in Item 1.01 is incorporated into this Item 3.02 by reference. The Company will issue the common stock in the TARP Exchange and the Amended Warrant pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

Item 3.03. Material Modifications to Rights of Security Holders

The information set forth in Item 1.01 is incorporated into this Item 3.02 by reference.

Item 9.01. Financial Statements and Exhibits.

No.	Description

10.1	Exchange Agreement, dated August 12, 2011, by and between FNB United Corp. and the United States Department of the Treasury.

10.2	Form of Amended Warrant.

Cautionary Statement

The issuance of the securities pursuant to the Exchange Agreement and the Amended Warrant has not been and will not be registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any jurisdiction or state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction or state.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FNB United Corp. (Registrant)

August 18, 2011 (Date)	/s/ Mark A. Severson Mark A. Severson Executive Vice President and Treasurer (Principal Financial and Accounting Officer)

INDEX TO EXHIBITS

No.	Description

10.1	Exchange Agreement, dated August 12, 2011, by and between FNB United Corp. and the United States Department of the Treasury.

10.2	Form of Amended Warrant.